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                                                                    EXHIBIT 12.1

                     WALDEN RESIDENTIAL PROPERTIES, INC.
                 COMPUTATION OF RATIO OR EARNINGS TO COMBINED
                 FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                            (Dollars in thousands)



                                                                            Three Months Ended
                                                                                 March 31,
                                                                       -------------------------------
                                                                         1997                   1996
                                                                       --------               --------
Income before extraordinary item and income allocated
  to minority interest . . . . . . . . . . . . . . . . . . . . .       $  6,735               $  3,520
Add:

    Interest on indebtedness . . . . . . . . . . . . . . . . . .          4,877                  4,922
    Amortization . . . . . . . . . . . . . . . . . . . . . . . .            211                    175
                                                                       --------               --------
      Earnings . . . . . . . . . . . . . . . . . . . . . . . . .       $ 11,823               $  8,617
                                                                       ========               ========

Fixed charges and preferred stock dividends:
    Interest on indebtedness . . . . . . . . . . . . . . . . . .       $  4,877               $  4,922
    Amortization . . . . . . . . . . . . . . . . . . . . . . . .            211                    175
                                                                       --------               --------
       Fixed charges . . . . . . . . . . . . . . . . . . . . . .          5,088                  5,097
    Add:
       Preferred stock dividends(1). . . . . . . . . . . . . . .          3,717                    471
                                                                       --------               --------
           Combined fixed charges and preferred stock
              dividends. . . . . . . . . . . . . . . . . . . . .       $  8,805               $  5,568
                                                                       ========               ========
Ratio of earnings to fixed charges . . . . . . . . . . . . . . .           2.32x                  1.69x

Ratio of earnings to fixed charges and preferred stock . . . . .
     dividends                                                             1.34x                  1.55x


(1) Includes dividends on convertible and perpetual (senior) preferred stock and distributions to minority interest unitholders.



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